Exhibit 3.1
Amended and Restated:	January 18, 2017

AMENDED AND RESTATED BYLAWS
OF
SUPERVALU INC.

AMENDED AND RESTATED BYLAWS
OF
SUPERVALU INC.
ARTICLE I.
Offices, Corporate Seal
Section 1.01. Registered Office. The registered office of the Corporation in Delaware shall be at 1209 Orange Street, Wilmington, Delaware, and the resident agent in charge thereof shall be The Corporation Trust Company.
Section 1.02. Corporate Seal. The corporate seal shall be circular in form and have inscribed thereon, the name of the Corporation, the year of its incorporation (1925), and the word “Delaware.”
ARTICLE II.
Meetings of Stockholders
Section 2.01. Place and Time of Meetings. Meetings of the stockholders may be held at such place and at such time as may be designated by the Board of Directors. In the absence of a designation of place, meetings shall be held at the principal executive office of the Corporation. In the absence of a designation of time, the meetings shall be held at 10:00 a.m. local time at the place where the meeting is to be held. Any previously scheduled annual or special meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting.
Section 2.02. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other proper business shall be held at such date, time and place as may be fixed by resolution of the Board of Directors.
Section 2.03. Special Meetings. Special meetings of the stockholders for any purpose or purposes shall be called only by the Secretary (but only at the written request of a majority of the total number of directors), the Chairman of the Board or the President. Stockholders shall have no power or right to call special meetings. The call of any special meeting shall state the purpose or purposes of the meeting. Business transacted at any special meeting shall be limited to the purposes stated in the call of such meeting.
Section 2.04. Quorum, Adjourned Meetings. The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. If a quorum is not present at a meeting, those present shall adjourn to such day as they shall agree upon by majority vote; provided, however, that any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned from time to time by the Chairman of the meeting. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At adjourned meetings, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 2.05. Organization. At each meeting of the stockholders, the Chairman of the Board or in such person’s absence the Lead Director, if then in existence, or in such person’s absence, a person designated by the Board shall act as Chairman; and the Secretary of the Corporation or in such person’s absence an Assistant Secretary or in such person’s absence any person whom the Chairman of the meeting shall appoint shall act as Secretary of the meeting.
Section 2.06. Order of Business. The order of business at all meetings of the stockholders shall be determined by the Chairman of the meeting. The Chairman of the meeting shall convene and adjourn the meeting and determine and announce the times at which the polls shall be opened and closed at the meeting.
Section 2.07. Voting. Except as may be provided in a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, and except as may be otherwise provided in the Certificate of Incorporation of the Corporation, each stockholder of the Corporation entitled to vote at a meeting of stockholders shall have one vote in person or by written proxy for each share of stock having voting rights held by him and registered in such person’s name on the books of the Corporation. Upon the request of any stockholder, the vote upon any question before a meeting shall be by written ballot, and all elections of directors shall be by written ballot. All questions at a meeting shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, the Certificate of Incorporation or these Bylaws.
Persons holding stock in fiduciary capacity shall be entitled to vote the shares so held. Unless the Secretary of the Corporation has been furnished with a copy of governing instruments or orders which would cause other rules to be applicable, the following rules shall govern the voting of shares standing of record in the names of two or more persons (whether joint tenants, tenants in common, tenants by the entirety, fiduciaries, members of a partnership, or otherwise) or shares held in a fiduciary capacity in which two or more persons have the same fiduciary relationship respecting such shares:
(i) if only one person shall vote, such person’s act shall bind all;
(ii) if more than one person shall vote, the act of the majority voting shall bind all;
(iii) if more than one person shall vote, but the votes shall be evenly split on any particular matter, then, except as otherwise provided by statute, each fraction may vote the shares in question proportionately.

Section 2.08. Inspectors of Election. For each meeting of the stockholders, the Chairman of such meeting shall appoint one or more inspectors of election to act. Each inspector of election so appointed shall first subscribe an oath or affirmation to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of such person’s ability. Such inspectors of election, if any, shall take charge of the ballots at such meeting and after the balloting on any question shall count the ballots and shall make a report in writing to the Secretary of such meeting of the results thereof. An inspector of election need not be a stockholder of the Corporation, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against such person’s election to any position with the Corporation or on any other question in which such person may be directly interested.
Section 2.09. Notices of Meetings and Consents. Every stockholder may furnish the Secretary of the Corporation with an address at which notices of meetings and all other corporate communications may be served on or mailed to him. In the absence of such address, the address on the corporate share registry maintained by the transfer agent shall be sufficient for purposes of the hereinafter described notice. Except as otherwise provided by the Certificate of Incorporation or by statute, a written notice of each annual or special meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder of record of the Corporation entitled to vote at such meeting by delivering such notice of meeting to him personally or depositing the same in the United States mail, postage prepaid, directed to him at the post office address as provided above. Service of notice is complete upon mailing. Personal delivery to any officer of a corporation or association or to any member of a partnership is delivery to such corporation, association or partnership. To the extent permitted by the Delaware General Corporation Law, notice to a stockholder may be given by electronic transmission, and the Corporation may provide a single written notice to stockholders who share the same address. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.
Section 2.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or consent to corporate action without a meeting may authorize another person or persons to act for him by proxy by an instrument executed in writing or by an electronic transmission that meets the requirements of the Delaware General Corporation Law. If any such instrument or electronic transmission designates two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such instrument or electronic transmission upon all of the persons so designated unless the instrument or electronic transmission shall otherwise provide.
Section 2.11. Waiver of Notice. Notice of any annual or special meeting may be waived either before, at or after such meeting in writing signed by the person or persons entitled to the notice or by electronic transmission to the extent permitted by the Delaware General Corporation Law. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders need be specified in any written or electronic waiver of notice.
Section 2.12. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.
Section 2.13. Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than the expression of consent to corporate action in writing without a meeting of stockholders) , the Board of Directors shall fix, in advance, a record date, which may not be more than 60 or not less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.
(b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 2.14. Stockholder Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
Section 2.15. Notice of Stockholder Business and Nominations.
(a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 2.15, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.15, or (D) by any Eligible Stockholder (as defined in Section 2.16 below) who complies with the procedures set forth in Section 2.16 below.
(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a) (1) of this Section 2.15, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.
A stockholder’s notice to be proper must include (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person, (iii) the date or dates such shares were acquired and the investment intent of such acquisition, (iv) a completed and signed questionnaire, representation and agreement required by paragraph (a) (5) of this Section 2.15, and (v) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; (C) as to the stockholder giving the notice and any Stockholder Associated Person, (i) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, (ii) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, and (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation; (D) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (B) or (C) of this paragraph (a) (2) of this Section 2.15, the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and current name and address, if different, and of such Stockholder Associated Person; and (E) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.
(3) Notwithstanding anything in the second sentence of paragraph (a) (2) of this Section 2.15 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increase Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(4) For purposes of this Section 2.15, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
(5) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.15) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.15, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.15. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a) (2) of this Section 2.15 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.
(c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.15 or Section 2.16 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.15. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.15 or Section 2.16, as applicable, and, if any proposed nomination or business is not in compliance with this Section 2.15 or Section 2.16, as applicable, to declare that such defective proposal or nomination shall be disregarded.
(2) For purposes of this Section 2.15 and Section 2.16, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3) Notwithstanding the foregoing provisions of this Section 2.15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15. Nothing in this Section 2.15 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.
Section 2.16. Proxy Access for Stockholder Nominations.
(a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.16, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 2.16 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 2.16 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.16. For purposes of this Section 2.16, the “Required Information” that the Corporation will include in its proxy statement is (1) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (2) if the Eligible Stockholder so elects, a Supporting Statement (as defined below). The Required Information must be provided with the Notice of Proxy Access Nomination.
(b) To be timely, the Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the Corporation distributed its proxy statement to stockholders for the previous year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the Notice of Proxy Access Nomination shall be timely if so delivered by the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.16.
(c) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (1) two or (2) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.16 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.16 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (1) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 whose nomination is subsequently withdrawn, (2) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 whom the Board of Directors decides to nominate for election to the Board of Directors and (3) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (2)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the maximum number of Stockholder Nominees provided for in this Section 2.16, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.16 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.16 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.16 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(d) In order to make a nomination pursuant to this Section 2.16, an Eligible Stockholder must have owned (as defined below) at least 3% of the Corporation’s outstanding common stock (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Section 2.16 and the record date for determining the stockholders entitled to receive notice of the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 2.16, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (ii) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (1) the stockholder has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and includes in its Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (2) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(e) To be in proper form for purposes of this Section 2.16, the Notice of Proxy Access Nomination must include or be accompanied by the following:
(1) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, (A) within five business days after the record date for determining the stockholders entitled to receive notice of the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;
(2) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;
(3) the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Article II, Section 2.15 (including each Stockholder Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(4) a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.16, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting (G) will file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under

Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, and (H) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;
(5) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal, regulatory or other violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 2.16, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided or caused to be provided to the Corporation in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials, and (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss, expense or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.16; and
(6) a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or could limit or interfere with such Stockholder Nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee that has not been disclosed to the Corporation, (C) has read and will comply with the Corporation’s code of business conduct and ethics, corporate governance principles, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.
(f) In addition to the information required pursuant to Section 2.16(e) or any other provision of these Bylaws, the Corporation also may require each Stockholder Nominee to furnish any other information (1) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (2) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (3) that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation.
(g) The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
(h) In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect. In addition, any person providing any information pursuant to this Section 2.16 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is ten business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting).
(i) Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation shall not be required to include, pursuant to this Section 2.16, a Stockholder Nominee in its proxy materials (1) for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Article II, Section 2.15 of these Bylaws, (2) if such Stockholder Nominee would not be an independent director under the Independence Standards, as determined by the Board of Directors or any committee thereof, (3) if such Stockholder Nominee’s election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (4) if such Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (5) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (6) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (7) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 2.16 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading, or (8) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.16.
(j) Notwithstanding anything to the contrary set forth herein, if (1) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements or representations under this Section 2.16 or (2) the Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation, in each case as determined by the Board of Directors, any committee thereof or the chairman of the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the Board of Directors or the Chairman of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.16, such nomination shall be disregarded as provided in clause (C) above.
(k) Whenever the Eligible Stockholder consists of a group of stockholders, (1) a group of funds shall be treated as one stockholder if they are (A) under common management and investment control, (B) under common management and funded primarily by a single employer, or (C) part of a family of funds, meaning a group of publicly offered investment companies (whether organized in the U.S. or outside the U.S.) that hold themselves out to investors as related companies for purposes of investment and investor services, (2) each provision in this Section 2.16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the 3% ownership requirement of the “Required Shares” definition), (3) a breach of any obligation, agreement or representation under this Section 2.16 by any member of such group shall be deemed a breach by the Eligible Stockholder and (4) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.16 (including withdrawal of the nomination). Whenever the Eligible Stockholder consists of a group of stockholders aggregating their stockholdings in order to meet the 3% ownership requirement of the “Required Shares” definition, (A) such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in Section 2.16(d) hereof) by each such stockholder during the Minimum Holding Period and (B) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period. Any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder must, within five business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under the required common management or part of the required family of funds. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 2.16(j). No shares may be attributed to more than one Eligible Stockholder, and no stockholder alone or together with any of its affiliates, may individually or as a member of a group qualify or constitute more than one Eligible Stockholder under this Section 2.16.
(l) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (2) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Article II, Section 2.15.
(m) This Section 2.16 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.
(n) For the avoidance of doubt, nothing in this Section 2.16 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 2.16.
(o) Without limiting the Board of Directors’ power and authority to interpret any other provision of these Bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.16 and to make any and all determinations necessary or advisable to apply this Section 2.16 to any persons, facts or circumstances, in each case acting in good faith.
ARTICLE III.
Board of Directors
Section 3.01. General Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may delegate its authority, subject to its reasonable supervision, to any committee, officer or agent and grant the power to sub-delegate.
Section 3.02. Number, Election and Term of Office.
(a) Number: The exact number of directors shall be determined from time to time by resolution adopted by a majority of the whole Board of Directors or of the holders of at least 75% of the stock of the Corporation entitled to vote, considered for the purpose as one class, to a number not less than the minimum number of directors permitted by the Delaware General Corporation Law.
(b) Election: Except as otherwise provided by law or by these Bylaws, the directors of the Corporation shall be elected at the Annual Meeting of stockholders in each year. Except as provided in paragraph (d) of this Section 3.02, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision.
(c) Annual Election: Directors shall be elected annually for terms expiring at the next annual meeting of stockholders and until their successors shall be duly elected and qualified. If, for any cause, the Board of Directors shall not have been elected at an annual meeting of stockholders, they may be elected as soon thereafter convenient at a special meeting of stockholders called for that purpose in the manner provided in these Bylaws.
(d) Vacancies: Newly Created Directorships—If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor to fill the newly created directorship, and the director so chosen shall hold office subject to the provisions of these Bylaws, until the next Annual Meeting of Stockholders or until his or her successor shall have been elected and qualified. At such next Annual Meeting the stockholders shall elect a director to fill the balance of the unexpired term of the director whose place was originally vacated or the term established by the Board pursuant to subsection (a) above.
(e) Amendment: Notwithstanding Article XII of these Bylaws, no provision of this Section 3.02 may be amended or rescinded except by the affirmative vote of the holders of at least 75% of the stock of the Corporation entitled to vote, considered for the purpose as one class, or by a majority of the whole Board of Directors.
Section 3.03. Annual Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall meet at the same place as the annual meeting of stockholders or at the principal executive office of the Corporation, or at such other place previously designated by the Board of Directors, for the purpose of electing the officers of the Corporation and for the transaction of such other business as may come before the meeting.
Section 3.04. Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may be fixed by resolution adopted by a majority of the total number of directors.
Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.
Section 3.06. Notice of Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least three days’ notice thereof by mail or at least 24 hours’ notice thereof to each director by telephone, email, facsimile, board web portal (together with separate notice to the director of such posting) or other electronic transmission approved by the Board of Directors, or in person. Notice shall be effective upon dispatch of a letter, email or facsimile (properly addressed to the director), upon notice of the posting via a board web portal or upon delivery of written or telephoned notice to a person at the regular business or residence address of the director even if such notice is not personally received by the director.
Section 3.07. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at or after such meeting in writing signed by each director so waiving notice or by an email or facsimile from such director. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.
Section 3.08. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless these Bylaws require a greater number.
Section 3.09. Removal. Any director may be removed from office at any meeting of the stockholders, with or without cause. If one or more directors be so removed, new director(s) may be elected at the same meeting.
Section 3.10. Committees of Directors.
(a) The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees in addition to the committees established pursuant to Article IV of these Bylaws, each to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, may exercise the powers of the Board of Directors in management of the business and affairs of the Corporation and may authorize the corporate seal to be affixed to all papers that may require it. The Board of Directors shall elect the directors to serve on each Committee and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined by the resolution adopted by the directors. The chairman of each committee shall act as secretary of the meeting and prepare minutes of proceedings where formal action is taken by the committee, and each committee shall report their actions and recommendations to the Board of Directors when required.
(b) The provisions of Section 3.06 through 3.08 of these Bylaws with respect to notices of meetings and quorums shall also be applicable to meetings of committees, except as otherwise provided in the Bylaws or resolutions establishing a particular committee. Special meetings of any committee shall be called at the request of any member or by the President or Chairman of the Board.

Section 3.11. Written Action. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or committee members consent thereto in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such action shall be deemed to have been taken upon the effective date appearing in the writings or electronic transmissions, notwithstanding the fact that some or all of the directors may have signed or consented by electronic transmission on a date other than the effective date.
Section 3.12. Compensation. Directors who are not salaried officers of this Corporation may receive such fixed sum per Board or Committee meeting attended or fixed annual sum and such other forms of compensation as may be determined by resolution of the Board of Directors. All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Any director may serve the Corporation in any other capacity and receive proper compensation therefor.
Section 3.13. Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate to each other. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.13 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.
Section 3.14. Chairman of the Board. The members of the Board of Directors shall elect from their number, at each annual meeting of the Board of Directors, a Chairman of the Board. The Chairman shall preside at all meetings of the directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors. The Chairman shall serve for a term ending (a) at the time determined by the Board of Directors at the time of election or (b) upon his or her earlier death, resignation or removal. The Chairman may be removed as Chairman at any time with or without cause by a majority of the directors. The Chairman of the Board shall not be deemed to be an officer of the Corporation as a result of such title.
ARTICLE IV.
Standing Committees
Section 4.01. Standing Committees. The Corporation shall have such standing committees of the Board of Directors as are provided in Article IV of these Bylaws. The Chairman of each standing committee shall be appointed by vote of a majority of the whole Board of Directors. The provisions of Section 3.10 of the Bylaws shall govern all standing committees, except as may be otherwise provided in the Bylaw establishing the committee. Each standing committee shall perform the duties specified in these

Bylaws and shall have such other responsibilities and authority as may from time to time be assigned by the Board of Directors.
Section 4.02. Leadership Development and Compensation Committee. The Leadership Development and Compensation Committee shall provide a general review of the Corporation’s compensation and benefit plans to insure they meet corporate objectives. It shall perform such duties and responsibilities as may from time to time be assigned to it by the Board of Directors. Except as otherwise permitted by the applicable rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”), all members of the Committee shall be “independent directors” as defined by such rules and determined by the Board of Directors in accordance with its Governance Principles.
Section 4.03. Audit Committee.
(a) The Audit Committee shall recommend to the whole Board of Directors the selection of independent certified public accountants to audit annually the books and records of this Corporation and shall review the activities and the reports of the independent certified public accountants and shall report the results of such review to the whole Board of Directors. The Audit Committee shall also monitor the internal audit controls of the Corporation.
(b) Except as otherwise permitted by the applicable rules of the SEC and the NYSE, the Audit Committee shall be comprised solely of “independent directors” as defined by such rules and determined by the Board of Directors in accordance with its Governance Principles, including that such directors are independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member.
Section 4.04. Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee shall review and make its recommendations to the whole Board of Directors regarding nominations of persons to serve on the Board of Directors, and shall have such other duties and responsibilities as may from time to time be assigned to it by the Board of Directors. Except as otherwise permitted by the applicable rules of the SEC and the NYSE, the Corporate Governance and Nominating Committee shall be comprised solely of “independent directors” as defined by such rules and determined by the Board of Directors in accordance with its Governance Principles.
ARTICLE V.
Officers
Section 5.01. Number. The officers of the Corporation shall consist of a President, a Treasurer and a Secretary, and, if elected, such additional officers as described in this Article V. The directors may designate one or more regional or divisional Presidents and Vice Presidents who may but need not be officers of this Corporation. Any person may hold two or more offices except President and Vice President.

Section 5.02. Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors, all officers, from within or without their number, shall be elected; however, the Board may elect additional officers at any Board meeting. Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualified or until such office is eliminated by a vote of the majority of all directors. In addition, the Board of Directors at any time and from time to time may authorize the Chief Executive Officer to appoint one or more officers of the Corporation, other than the President, the Chief Financial Officer or any other executive officer.
Section 5.03. Removal and Vacancies. Any officer may be removed from office by a majority vote of the total number of directors with or without cause. In addition, the Board of Directors at any time and from time to time may authorize the Chief Executive Officer to remove one or more officers of the Corporation, other than the President, the Chief Financial Officer or any other executive officer. A vacancy among the officers by death, resignation, removal, or otherwise may be filled for the unexpired term by the Board of Directors (or by the Chief Executive Officer with respect to an officer who had been appointed by the Chief Executive Officer).
Section 5.04. President. The President shall have such duties as may, from time to time be prescribed by the Board of Directors and may be designated by the Board of Directors as the Chief Executive Officer.
Section 5.05. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall be responsible for the general management, direction and control of all of the business and affairs of the Corporation. The Chief Executive Officer shall have such other authority and duties as the Board of Directors may prescribe. The Chief Executive Officer shall report to the Board of Directors and be responsible to them.
Section 5.06. Chief Operating Officer. The Chief Operating Officer, if one is elected, shall be responsible for the daily operations of the Corporation’s business and shall have such other authority and duties as the Board of Directors or the Chief Executive Officer may prescribe. The Chief Operating Officer shall report to the Chief Executive Officer if the Chief Executive Officer is not also serving as the Chief Operating Officer.
Section 5.07. Chief Financial Officer. The Chief Financial Officer shall exercise the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.
Section 5.08. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors, by the Chief Executive Officer or by his or her superior officer. The following categories of Vice Presidents may be elected by the Board of Directors:
(i) Executive Vice Presidents,

(ii) Senior Vice Presidents, or
(iii) Vice Presidents including Group Vice Presidents.
Section 5.09. President Pro Tem. In the absence or disability of the President, the Board of Directors may appoint a President Pro Tem who shall have all the powers and duties of the President and shall serve during the aforesaid absence or disability.
Section 5.10. Secretary. The Secretary shall be secretary of and shall attend all meetings of the stockholders, the Board of Directors and the committees of the Board of Directors and shall record the proceedings of such meetings in the minute book of the Corporation. The Secretary shall give proper notice of meetings of stockholders, Board of Directors and committees of the Board of Directors. The Secretary shall keep the seal of the Corporation. The Secretary shall perform such other duties incident to the office of Secretary and as may from time to time be prescribed by the Board of Directors or by the President or the Chairman.
Section 5.11. Treasurer. The Treasurer or such person’s delegate shall keep accurate accounts of all moneys and securities of the Corporation received or disbursed. The Treasurer shall have power to endorse for deposit all notes, checks and drafts received by the Corporation. The Treasurer shall disburse the funds of the Corporation as ordered by the directors, making proper vouchers therefor. The Treasurer shall supervise and be responsible for borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party. The Treasurer shall render to the President and the Board of Directors whenever required an account of all his or her transactions as Treasurer and of the financial condition of the Corporation and shall perform such other duties incident to the office of the Treasurer and as may from time to time be prescribed by the Board of Directors or by the President or the Chairman.
Section 5.12. Controller. The duties of the Controller shall be to maintain adequate records and books of account and control of all assets, liabilities and transactions of this Corporation; to see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, to initiate and enforce adequate accounting measures and procedures. The Controller shall perform such other duties as the President, the Chief Financial Officer or the Board of Directors may from time to time prescribe or require. The Controller’s duties and powers shall extend to all subsidiary corporations.
Section 5.13. General Counsel. The General Counsel shall be the legal adviser of the Corporation. The General Counsel shall perform such other duties incident to the office of General Counsel and as may from time to time be prescribed by the Board of Directors or by the President or the Chairman.

Section 5.14. Duties of Other Officers. Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers elected by the Board of Directors (or, to the extent permitted by Section 5.02 of these Bylaws, the Chief Executive Officer), if any, shall have the power and authority and may perform all the duties of a Vice President, the Secretary, or the Treasurer, respectively. Regional or divisional Presidents who are to be officers of the Corporation elected by the Board of Directors (or, to the extent permitted by Section 5.02 of these Bylaws, the Chief Executive Officer), if any, shall have such powers and shall perform such duties as may be prescribed by the Board of Directors, by the Chief Executive Officer or by such officer’s superior officer. The duties of such other officers and agents as the Board of Directors (or, to the extent permitted by Section 5.02 of these Bylaws, the Chief Executive Officer) may designate shall be set forth in the resolution or appointment creating such office or by subsequent resolution or appointment.
Section 5.15. Authority to Execute Agreements. The President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Group Vice Presidents and regional and divisional Presidents who are officers of the Corporation are hereby authorized to execute or cause to be executed in the name and on behalf of this Corporation, all contracts, agreements, deeds, mortgages, bonds, options, leases, lease and other guarantees of the obligations of others, including subsidiary corporations and customers, stock transfer documents, and such other instruments as may be necessary or desirable in the conduct of the business of the Corporation; and said officers are further authorized to sign and affix, or cause to be signed and affixed, the seal of the Corporation on any instrument requiring the same, which seal shall be attested by the signature of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer. Except as may be limited in a resolution or resolutions of the Board of Directors, in causing any of said documents to be executed in the name and on behalf of this Corporation, any of said officers shall have the authority to designate employees of the Corporation or any of its subsidiaries to have the power and authority to sign such documents in the name and on behalf of this Corporation as determined by the officer making such designation. The persons upon whom such power and authority is conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors or, to the extent provided by Section 5.02 of these Bylaws, the Chief Executive Officer.
Section 5.16. Duties of Officers May be Delegated. Unless prohibited by the Board of Directors, an officer may, without the approval of the Board of Directors, delegate some or all of the duties and powers of his or her office to other persons.
ARTICLE VI.
Shares and Their Transfer
Section 6.01. Certificates for Stock. The Corporation’s shares of stock shall be represented by certificates, provided that the Board of Directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares. Certificates for shares of stock of the Corporation shall be in such form as shall be prescribed by the Board of Directors.

Certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairperson of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary and the seal of the Corporation shall be affixed thereto. Uncertificated shares of the Corporation’s stock that are issued by the Corporation shall be evidenced by entries on the books and records of the Corporation established and maintained for such purpose. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate, or if uncertificated shares are to be issued pursuant to such exchange or transfer, no entry shall be made on the books and records of the Corporation relating to such exchange or transfer, until such certificate shall have been so cancelled, except in cases provided for in Section 6.06 below.
Section 6.02. Issuance of Stock. The Board of Directors is authorized to cause to be issued shares of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors.
Section 6.03. Partly Paid Stock. The Corporation may issue the whole or any part of its stock as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each certificate issued to represent any such partly paid stock, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid stock, the Corporation shall declare a dividend upon partly paid stock of the same class, but only upon the basis of the percentage of the consideration actually paid thereon. The Board of Directors may, from time to time, demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the Board of Directors, require, not exceeding in the whole the balance remaining unpaid on such stock, and such sum so demanded shall be paid to the Corporation at such times and by such installments as the directors shall direct. The directors shall give written notice of the time and place of such payments, which notice shall be mailed at least 30 days before the time for such payment, to each holder of or subscriber for stock which is not fully paid at such person’s last known post office address or such person’s last known address on the stock registry.
Section 6.04. Transfer of Stock. Transfer of stock on the books of the Corporation may be authorized only by the registered holder, the stockholder’s legal representative or the stockholder’s duly authorized attorney-in-fact and upon surrender of the certificate or the certificates for such stock. The Corporation may treat as the absolute owner of stock of the Corporation the person or persons in whose name stock is registered on the books and records of the Corporation. The Board of Directors may appoint one or more transfer agents, who shall keep the stock ledger and transfer book for the transfer of stock of the Corporation, and one or more registrars, and may require all certificates of stock to bear the signature of such transfer agents and of such registrars.
Section 6.05. Facsimile Signatures. Whenever any certificate is countersigned by a transfer agent or by a registrar other than the Corporation or its employee, then the signatures of the officers or agents of the Corporation may be a facsimile. Where a certificate is to bear the signature of a transfer agent and a registrar, the signature of one, but not both, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on any such certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as though the person who signed such certificate or whose facsimile signature or signatures had been placed thereon were such officer, transfer agent or registrar at the date of issue.
Section 6.06. Lost, Stolen, Destroyed or Mutilated Certificates. The Corporation may issue a new stock certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated, or if the Board of Directors has designated that such stock no longer be certificated, by recording the ownership of such shares on the books and records of the Corporation maintained for such purpose. The Board of Directors may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation such bond or such surety or sureties as the board of directors, in its sole discretion, deems sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.
ARTICLE VII.
Dividends, Surplus, Etc.
Section 7.01. Dividends. The Board of Directors may declare dividends on its capital stock from the Corporation’s surplus, or if there be none, out of its net profits for the current fiscal year, and/or the preceding fiscal year in such amounts as in its opinion the condition of the affairs of the Corporation shall render it advisable unless otherwise restricted by law.
Section 7.02. Use of Surplus, Reserve. The Board of Directors may use any of the Corporation’s property or funds, unless such would cause an impairment of capital, in purchasing any of the stock, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation. The Board of Directors may from time to time set aside from corporate surplus or net profits such sums as it deems proper as a reserve fund for any purpose.
ARTICLE VIII.
Books and Records, Audit, Fiscal Year
Section 8.01. Books and Records. The Board of Directors of the Corporation shall cause to be kept: (a) a share ledger which shall be in charge of the Secretary; (b) records of the proceedings of stockholders and directors: and (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

Section 8.02. Audit. The Board of Directors shall cause the records and books of account of the Corporation to be audited at least once for each fiscal year and at such other times as it may deem necessary or appropriate.
Section 8.03. Fiscal Year. The fiscal year of the Corporation shall end on the last Saturday in February of each year.
ARTICLE IX.
Indemnification
Section 9.01. Statutory Indemnification. The Corporation shall indemnify any director or officer of the Corporation and may indemnify any employee or agent of the Corporation in the discretion of the Board of Directors for such liabilities in such manner under such circumstances and to such extent as permitted by Section 145 of the Delaware General Corporation Law or its successor, as now enacted or hereafter amended.
Section 9.02. Additional Indemnification. In addition to that authorized in Section 9.01 herein, the Corporation shall indemnify as follows:
(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (even if such wrongful act arose out of neglect or breach of duty not involving willful misconduct), so long as such person did not act out of personal profit or advantage which was undisclosed to the Corporation and such person acted in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, including amounts paid in settlement, (even if such wrongful act arose out of neglect or breach of duty not involving willful misconduct), so long as such person did not act out of personal profit or advantage which was undisclosed to the Corporation and such person acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.
Section 9.03. Procedure for Indemnification.
(a) The Corporation shall be required to make a determination that indemnification under this Article is proper in the circumstances because the person being indemnified has met the applicable standards of conduct set forth in this Article. Such determination shall be made (1) by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation. If a court orders indemnification of the officer or director, no such outside determination is necessary.
(b) Expenses incurred by any person who shall have a right of indemnification under this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action provided that a determination has not been made by independent legal counsel (who may be the regular counsel for the Corporation) in a written opinion that it is reasonably likely that the person has not met the applicable standards of conduct for indemnification and provided that the Corporation has received an undertaking by or on behalf of the person to repay such expenses unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation pursuant to this Article.
Section 9.04. Vested, Non-Exclusive Contract Right; Survival.
(a) The indemnification provided by this Article is in addition to and independent of and shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person; provided that any indemnification realized other than under this Article shall apply as a credit against any indemnification provided by this Article.
(b) The Corporation may provide indemnification under this Article to any employee or agent of the Corporation or of any other corporation of which the Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors or to any director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise in which the Corporation has or at the time had an interest as an owner, creditor or otherwise, if and whenever the Board of Directors of the Corporation deems it in the best interest of the Corporation to do so.
(c) The Corporation may, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons whom the Corporation shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, if and whenever the Board of Directors of the Corporation deems it to be in the best interest of the Corporation to do so.
(d) The provisions of this Article IX shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article IX is in effect, and any repeal or amendment of this Article IX shall not adversely affect any right or protection of any person granted pursuant hereto then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. Neither the repeal nor amendment of this Article IX, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that would accrue or arise, prior to such repeal, amendment or adoption of an inconsistent provision.
Section 9.05. Subsidiary Corporations. For purposes of this Article and indemnification hereunder, any person who is or was a director or officer of any other corporation of which the Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors of such other corporation shall be conclusively presumed to be serving or to have served as such director or officer at the request of the Corporation.
ARTICLE X.
Forum for Adjudication of Disputes
Section 10.01. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provisions of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
ARTICLE XI.
Miscellaneous
Section 11.01. Periods of Time. During any period of time prescribed by these Bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.
Section 11.02. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation (a) to attend and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of the Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.
Section 11.03. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.
ARTICLE XII.
Amendments
Section 12.01. These Bylaws may be amended, altered or repealed at any meeting of the directors by a vote of the majority of the whole Board of Directors or at any meeting of the stockholders at which a quorum, as defined in Article II, Section 2.04 of these Bylaws, is present by the vote of a majority of the shares voting at the meeting.

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